Exhibit 99

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

EXPLANATION OF OUR USE OF NON-GAAP FINANCIAL MEASURES

In addition to the results of operations presented in accordance with generally accepted accounting principles (GAAP), our management uses, and this exhibit contains, certain non-GAAP financial measures, such as net income excluding merger-related and restructuring expenses, and goodwill and other intangible amortization; net income available to common stockholders excluding merger-related and restructuring expenses, and goodwill and other intangible amortization; returns on average assets excluding merger-related and restructuring expenses, and goodwill and other intangible amortization; returns on average stockholders’ equity excluding merger-related and restructuring expenses, and goodwill and other intangible amortization; overhead efficiency ratios, including net interest income on a tax-equivalent basis, and excluding merger-related and restructuring expenses, and goodwill and other intangible amortization; operating leverage amounts excluding merger-related and restructuring expenses, and goodwill and other intangible amortization; and dividend payout ratios on common shares excluding merger-related and restructuring expenses, and goodwill and other intangible amortization. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance, our business and performance trends, and facilitate comparisons with the performance of others in the financial services industry.

Specifically, we believe that the exclusion of merger-related and restructuring expenses permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that our management internally assesses our performance. Those non-operating items also are excluded from our segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments.

In addition, because of the significant amount of primarily deposit base intangible amortization, we believe that the exclusion of amortization expense provides investors with consistent and meaningful comparisons to other financial service firms. Also, our management makes recommendations to our board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, and goodwill and other intangible amortization (cash earnings), and has communicated certain cash dividend payout ratio goals to investors. We believe that the cash dividend payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor our dividend payout policy. We also believe that the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

Although we believe that the above mentioned non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The reconciliation of these non-GAAP financial measures from GAAP to non-GAAP follows.

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

		2002				2001
(Dollars in millions, except per share data)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

NET INCOME
Net income (GAAP)	A	$895	916	855	913	736
After tax merger-related and restructuring expenses (GAAP)		92	67	89	(5)	63

Net income, excluding merger-related and restructuring expenses	B	987	983	944	908	799
After tax goodwill and other intangible amortization (GAAP)		83	98	103	108	181

Net income, excluding after tax merger-related and restructuring expenses, goodwill and other intangible amortization (Cash basis)	C	$1,070	1,081	1,047	1,016	980

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
Net income available to common stockholders (GAAP)	D	$891	913	849	907	730
After tax merger-related and restructuring expenses (GAAP)		92	67	89	(5)	63

Net income available to common stockholders, excluding merger-related and restructuring expenses	E	983	980	938	902	793
After tax goodwill and other intangible amortization (GAAP)		83	98	103	108	181

Net income available to common stockholders, excluding after tax merger-related and restructuring expenses, goodwill and other intangible amortization (Cash basis)	F	$1,066	1,078	1,041	1,010	974

RETURN ON AVERAGE ASSETS
Average assets (GAAP)	G	$329,960	321,511	314,714	315,322	319,221
Average intangible assets (GAAP)		(12,478)	(12,510)	(12,650)	(12,676)	(12,817)

Average tangible assets (GAAP)	H	$317,482	309,001	302,064	302,646	306,404

Return on average assets GAAP	A/G	1.08%	1.13	1.09	1.17	0.91
Excluding merger-related and restructuring expenses	B/G	1.19	1.21	1.20	1.17	0.99
Return on average tangible assets
GAAP	A/H	1.12	1.18	1.14	1.22	0.95
Cash basis	C/H	1.34%	1.39	1.39	1.36	1.27

RETURN ON AVERAGE COMMON STOCKHOLDERS' EQUITY
Average common stockholders' equity (GAAP)	I	$31,944	31,098	29,565	28,887	28,528
Merger-related and restructuring expenses (GAAP)		190	123	25	(21)	692

Average common stockholders' equity, excluding merger-related and restructuring expenses	J	32,134	31,221	29,590	28,866	29,220
Average intangible assets (GAAP)	K	(12,478)	(12,510)	(12,650)	(12,676)	(12,817)

Average common stockholders' equity (Cash basis)	L	$19,656	18,711	16,940	16,190	16,403

Return on average common stockholders' equity
GAAP	D/I	11.07%	11.63	11.52	12.74	10.15
Excluding merger-related and restructuring expenses	E/J	12.13	12.44	12.72	12.68	10.77
Return on average tangible common stockholders' equity
GAAP	D/I+K	18.16	19.49	20.13	22.69	18.43
Cash basis	F/L	21.52%	22.84	24.66	25.30	23.56

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

		2002				2001

(Dollars in millions, except per share data)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

OVERHEAD EFFICIENCY RATIOS
Noninterest expense (GAAP)	M	$3,042	2,945	2,926	2,769	3,030
Merger-related and restructuring expenses (GAAP)		(145)	(107)	(143)	8	(88)

Noninterest expense, excluding merger-related and restructuring expenses	N	2,897	2,838	2,783	2,777	2,942
Goodwill and other intangible amortization (GAAP)		(147)	(152)	(161)	(168)	(251)

Noninterest expense (Cash basis)	O	$2,750	2,686	2,622	2,609	2,691

Net interest income (GAAP)		$2,470	2,466	2,461	2,426	2,432
Tax-equivalent adjustment		59	54	54	51	52

Net interest income (Tax-equivalent)	P	$2,529	2,520	2,515	2,477	2,484

Fee and other income (GAAP)	Q	$1,978	1,890	2,110	2,027	2,060

Overhead efficiency ratios
GAAP	M/P+Q	67.51%	66.77	63.28	61.48	66.68
Excluding merger-related and restructuring expenses	N/P+Q	64.30	64.33	60.19	61.66	64.74
Cash basis	O/P+Q	61.04%	60.87	56.72	57.93	59.22

OPERATING LEVERAGE
Operating leverage (GAAP)		$(2)	(232)	(38)	221	903
After tax merger-related and restructuring expenses (GAAP)		38	(35)	151	(96)	(1)

Operating leverage, excluding merger-related and restructuring expenses		36	(267)	113	125	902
After tax goodwill and other intangible amortization (GAAP)		6	8	8	83	(134)

Operating leverage (Cash basis)		$30	(275)	105	42	1,036

DIVIDEND PAYOUT RATIOS ON COMMON SHARES
Dividends paid per common share	R	$0.26	0.26	0.24	0.24	0.24

Diluted earnings per common share (GAAP)	S	$0.66	0.66	0.62	0.66	0.54
Merger-related and restructuring expenses (GAAP)		0.06	0.05	0.06	–	0.04
Goodwill and other intangible amortization (GAAP)		0.06	0.07	0.08	0.08	0.13

Diluted earnings per common share (Cash basis)	T	$0.78	0.78	0.76	0.74	0.71

Dividend payout ratios
GAAP	R/S	39.39%	39.39	38.71	36.36	44.44
Cash basis	R/T	33.33%	33.33	31.58	32.43	33.80

*  The letters included in the column are provided to show how the various ratios presented in this table are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/G).